Exhibit 99.1

CUSIP# 678046 10 3 NYSE Amex: BQI

NEWS RELEASE

DATE:  January 13, 2011

Oilsands Quest posts operational review presentation to be webcast

Calgary, Alberta – Oilsands Quest Inc. (NYSE Amex: BQI) (“OQI” or “the Company”) has posted to its website the operational review presentation to be delivered via webcast on January 13, 2011 from 8:00 to 9:30 a.m. MST (10:00 to 11:30 a.m. EST). The material new information from the presentation is set out below. The webcast can be accessed at www.oilsandsquest.com, or at the following link:
http://w.on24.com/r.htm?e=277575&s=1&k=673BF18EA92C29B689F1194BB8826F74.

The objective of the operational review is to provide investors with a detailed update on the Company’s latest technical work and current thinking with respect to the development of its oil sands assets.

Over the past few months, the Company has undertaken a detailed review of its core assets at Axe Lake, Wallace Creek and Raven Ridge. As a result of this review, the Company has determined that the resource base in these areas could support three projects having the potential for producing, in aggregate, 100,000 barrels a day of bitumen and that our recoverable resources will ultimately be within the range of the previously disclosed “High” estimates of contingent resources at Axe Lake and Raven Ridge and the “Best” estimates of contingent plus prospective at Wallace Creek of our independent resource evaluator, McDaniel & Associates Consultants Ltd. (“McDaniel”).

At Axe Lake, some of the key determining factors in differentiating McDaniel’s “Best” and “High” estimates of resources in their report as of April 30, 2010 (the “2010 Report”) are related to the geology overlying the reservoir; whether or not the clay-rich glacial till layer is present over the entire development area, is in direct contact with the top of the bitumen, and will be effective as a steam containment barrier.

Based on its interpretation of drilling and seismic data, as well as recent independent testing of core samples of the overburden, OQI believes that the glacial till overburden layer is present over virtually the entire development area and likely able to contain steam under commercial steam-assisted gravity drainage (“SAGD”) production conditions. Assuming the completion of a successful pilot and additional proof of the position and extent of the clay rich glacial till layer through overburden characterization drilling, the Company believes that the “High” estimate of contingent resources in the 2010 Report will be more reflective of the quantum of recoverable resources on our properties. Assuming that sufficient capital resources were available for a fall 2011 start-up of the planned SAGD pilot project to confirm these assumptions, OQI believes that a commercial project capable of producing 35,000 to 40,000 barrels per day could start up in 2017. If the SAGD pilot is unsuccessful, the Company would need to consider other technologies to develop the assets.

CUSIP# 678046 10 3 NYSE Amex: BQI

At Raven Ridge, the reservoir in the northeast corner of the prospect is similar to the reservoir in parts of Axe Lake and OQI believes that this reservoir could be developed in conjunction with Axe Lake using a SAGD process that is consistent with what is in use for other oil sands projects, assuming that sufficient capital is available.  The remaining area in this prospect, together with the southern portion of Axe Lake, has a top lean zone that is similar to much of the reservoir at Cenovus’ adjacent Borealis Project called Telephone Lake. If Cenovus’ dewatering process planned at Borealis can be applied to part of the Raven Ridge and Axe Lake reservoirs that have defined structures and thin to moderate top lean zones, OQI believes that the quantum of incremental recoverable resources would be closer to the “High” estimate of contingent resources at Raven Ridge, as reflected in the 2010 Report. Assuming that sufficient capital is available and further technical work on the recovery process is successful, the Raven Ridge project start-up could occur in 2021.

At Wallace Creek, the Company is currently focussed on proving up resources through a winter drilling program, and is commencing an 11 well exploration program in two weeks. Future drilling at Wallace Creek will depend on the results of the 2011 drilling program. OQI’s conceptual development roadmap projects a start-up of a 35,000 barrel-per-day project at Wallace Creek in 2019, assuming, among other factors, successful outcomes of the current delineation drilling and access to sufficient capital resources.

As at December 31, 2010, Oilsands Quest has no debt and sufficient financial resources to carry out its planned activities until the fall of 2011.

There can be no assurance that the strategic alternatives process (the “Process”) will result in a financing or a sale of the Company or in any other transaction. The Company does not intend to comment on the Process unless the Board agrees to a definitive transaction or the Process is concluded. The Company may seek interim financing as required while the Process is underway.

Investors will be able to ask questions during the webcast by e-mail and are encouraged to review the cautionary statement about forward-looking statements at the beginning of the presentation and the full disclosure of risks to these plans in the Company’s 10-K report for the financial year ended April 30, 2010 and subsequent 10-Q reports.

Cautionary Statement about Forward-Looking Statements
This news release includes certain statements that may be deemed to be “forward-looking statements.” All statements, other than statements of historical facts, included in this news release that address activities, events or developments that our management expects, believes or anticipates will or may occur in the future are forward-looking statements. Also, forward-looking statements are frequently indicated by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate", "potential", "prospective" and other similar words, or statements that certain events or conditions "may" "will" or "could" occur. Forward-looking statements such as the amount and nature of future capital, development and exploration expenditures and timelines, the timing of exploration and test program activities, business strategies and development of our business plan and exploration and testing programs, resource estimates, and references to the Company's reservoir field testing and analysis program, and the timing of such program are based on the opinions and estimates of management and the

CUSIP# 678046 10 3 NYSE Amex: BQI

Company’s independent evaluators at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to risks inherent in the oil sands industry, regulatory, financing and economic risks, and risks associated with the Company's ability to implement its business plan. There are uncertainties inherent in forward-looking information, including factors beyond Oilsands Quest's control, and no assurance can be given that the programs will be completed on time, on budget or at all. In addition, there are numerous uncertainties inherent in estimating resources, including many factors beyond the Company's control.  In general, estimates of petroleum resources are based upon a number of factors and assumptions made as of the date on which the estimates were determined, such as geological, technological and engineering estimates which have inherent uncertainties, the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. The estimates contained herein with respect to petroleum resources that may be developed in the future have been based upon volumetric calculations and upon analogy to similar types of resources, rather than upon actual production history.  Estimates based on these methods generally are less reliable than those based on actual production history. Subsequent evaluation of the same resources based upon production history will result in variations, which may be material, in the estimated resources. For a description of the risks and uncertainties facing the Company and its business and affairs, readers should refer to the Company's Annual Report on Form 10-K for the year ended April 30, 2010, and subsequent quarterly reports on Form 10-Q available on http://www.sedar.com and http://www.sec.gov.

Oilsands Quest undertakes no obligation to update forward-looking information if circumstances or management's estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.

Cautionary Note to U.S. Investors—The United States Securities and Exchange Commission (the "SEC") permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.   The Company uses certain terms in this press release such as resources, that the SEC guidelines strictly prohibit us from including in filings with the SEC.  U.S. Investors are urged to consider closely the disclosure in our Form 10-K, available from us on request by emailing ir@oilsandsquest.com or by calling 1-877-718-8941.  You can also obtain this form at www.sec.gov.  In reviewing this news release, it is necessary to recognize the differences between resources (which are reported as required under Canadian law) and reserves (which are not being reported).  U.S. Investors are cautioned that the discussion of resource estimates in this news release does not contain any information about deposits that would qualify as deposits of “reserves” under SEC Industry Guide 7.  Further, the terms “discovered resources” and “contingent resources" are Canadian terms defined in accordance with the standards set forth jointly by the Society of Petroleum Evaluation Engineers (Calgary Chapter) and the Canadian Institute of Mining, Metallurgy and Petroleum (Petroleum Society) in the COGEH.  The COGEH standards differ from the terminology and standards set forth in SEC Industry Guide 7

CUSIP# 678046 10 3 NYSE Amex: BQI

and, as a consequence, the information contained in this news release may not be comparable to information provided by other similar companies in the United States.  Investors should not assume that any part of the deposits discussed in this news release that are categorized as resources according to Canadian standards will ever be considered “reserves” under applicable U.S. standards.  The commercial viability of these resources are affected by numerous factors which are beyond the Company’s control and which cannot be predicted, such as the potential for further financing, environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.  Investors are cautioned not to assume that all or any part of a resource exists or (if it exists) is economically or legally extractable.

About Oilsands Quest
Oilsands Quest Inc. is exploring and developing oil sands permits and licenses, located in Saskatchewan and Alberta, and developing Saskatchewan's first commercial oil sands discovery. It is leading the establishment of Saskatchewan's emerging oil sands industry.

For more information:
Garth Wong
Chief Financial Officer
Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941